EXHIBIT 11

                        Latshaw Enterprises, Inc.

                    Primary and Fully Diluted Net Income
                       per Common Share Computation

                            Three Months Ended          Nine Months Ended
                          August 3,      July 29,      August 3,    July 29,
                           1996           1995          1996         1995
                              (In thousands except per share data)
Primary
Net income (loss) applicable
  to common shareholders  $ 167         $  (38)       $ 1,248      $  1,196

Weighted average number
  of common shares
  outstanding during
  the period                498            495            499           496

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock
  options granted            18             20            16            20

Weighted average number
  of common and common
  equivalent shares
  outstanding               516            515           515           516

Net income (loss)
per share                 $ .32         $ (.07)      $  2.42       $  2.32

Fully Diluted
Net income (loss)         $ 167         $  (38)      $ 1,248       $ 1,196

Add - interest expense
  of convertible
  subordinated debentures    37             38           113           110

Net income applicable to
common shareholders       $ 204         $    -       $ 1,361       $ 1,306

Weighted average number
  of common shares
  outstanding during
  the period                498            495           499           496
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Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock options
  granted                    18             23             16           23

Add - dilutive convertible
  subordinated debentures   500            500            500          500

Weighted average number of
  common and common
  equivalent shares
  outstanding             1,016          1,018          1,015        1,019

Net income per share      $ .20         $    -          $1.34        $1.29
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